UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

For the year ended December 31, 2022, Inland Real Estate Income Trust, Inc. (the "Company") paid distributions of approximately $19.6 million. For income tax purposes only, 0.1% of the distributions were treated as ordinary dividends, and 99.9% were treated as nondividend distributions (which are treated for income tax purposes as a return of capital to the extent of a stockholder's basis in its shares and thereafter as capital gain). The following table denotes the nature of the Company's monthly cash distributions paid in 2022 for income tax purposes only. Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions paid by the Company in 2022. All amounts are stated in dollars per share.

Record Date(s)	Distribution Payment Date	Total Cash Distributions	Ordinary Dividend	Capital Gain	Nondividend Distributions
December 31, 2021	January 7, 2022	$0.135600	$0.000161	$—	$0.135439
March 31, 2022	April 7, 2022	$0.135600	$0.000161	$—	$0.135439
June 30, 2022	July 7, 2022	$0.135600	$0.000161	$—	$0.135439
September 30, 2022	October 7, 2022	$0.135600	$0.000161	$—	$0.135439

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	January 24, 2023	By:	/s/ Catherine L. Lynch
Catherine L. Lynch Chief Financial Officer